UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

AVALANCHE TREASURY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-43345	39-4863126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 W. 42nd Street 2nd Floor

New York, NY   10036

(Address of Principal Executive Offices, and Zip Code)

(332) 240-1155

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AVAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 23, 2026, Avalanche Treasury Corporation (the “Company”) completed a transaction with Avalanche (BVI), Inc., a British Virgin Islands company (the “Foundation”) pursuant to which the Company sold to the Foundation, in aggregate, 2,082,371.607744 AVAX tokens, the native cryptocurrency on the Avalanche Network (the “Transaction”). The Transaction was executed in three tranches and the aggregate gross proceeds received by the Company amount to $15,000,000. The AVAX tokens sold in the Transaction were the longest dated locked AVAX tokens held by the Company, the sale of which reduced the Company’s weighted average duration of locked AVAX tokens to approximately 16.5 months. The Company expects to use the proceeds to reduce debt and for general corporate purposes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALANCHE TREASURY CORPORATION

Date: September 29, 2026	By:	/s/ Gerald Bartholomew Smith
Name: Gerald Bartholomew Smith
Title: Chief Executive Officer